UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2006

CKX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-17436	27-0118168
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	650 Madison Avenue New York, New York	10022
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 838-3100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

CKX, INC.

April 10, 2006

Item 2.01 Completion of an Acquisition

On April 10, 2006, CKX, Inc. (the “Company”) acquired an 80% interest in the name, image, likeness and all other rights of publicity of Muhammad Ali, certain trademarks owned by Mr. Ali and his affiliates and the rights to all existing Ali license agreements (the “Ali Business”). Mr. Ali, through affiliates, will retain a 20% interest in the Ali Business, which will be operated through a newly formed company named G.O.A.T. LLC. G.O.A.T. stands for “Greatest of All Time,” a trademark of G.O.A.T. LLC.

The Ali Business historically has consisted of the commercial exploitation of the name, image, likeness and intellectual property of Muhammed Ali, primarily through a small number of endorsement and licensing arrangements. Based upon historical unaudited numbers (which are not calculated in accordance with GAAP and may be subject to adjustment), the Ali Business’ historical annual gross revenue over the past five years has ranged from $4 Million to $7 Million. The Company has engaged an independent accounting firm to undertake an audit of the historical financial statements of the Ali Business, which the Company expects to file with an amendment to this Form 8-K in accordance with Item 9.01(a) of Form 8-K.

The acquisition of the Ali Business (the “GOAT Acquisition”) was effected pursuant to an Agreement dated April 10, 2006 by and among the Company, its wholly–owned subsidiary GOAT Acquisition, Inc., G.O.A.T. LLC, G.O.A.T. Inc., the Muhammed Ali Family Trust (the “Ali Trust”), Muhammed Ali and his wife, Yolanda Ali. The Ali Trust has historically owned and operated the GOAT Business directly through its ownership of certain assets and through its ownership of 100% of G.O.A.T. Inc., which owned and controlled the remaining assets, rights and contracts that comprise the Ali Business.

In consideration for the sale and contribution of the Ali Business, the Ali Trust received a cash payment of $50 Million at closing, which was funded by the Company with cash on hand, as well as 20% of the membership interests of G.O.A.T. LLC, through which the Ali Business will be owned and operated. The Company owns the remaining 80% and will act as the Managing Member of G.O.A.T. LLC. Muhammed Ali and Yolanda Ali, the co-trustees of the Ali Trust, will remain involved in the Ali Business through their continued ownership of 20% of the business as well as through Ms. Ali’s participation as a member of the Management Board of G.O.A.T. LLC. The Ali Business will continue to be operated out of offices located in Berrien Springs, Michigan and the employees of the Ali Business will continue as employees of G.O.A.T. LLC.

The Ali Trust is entitled to certain preferred minimum distributions of certain cash flow from the Ali Business. During the first twelve (12) month period following closing, the amount of the annual minimum distribution will be $500,000. In addition, the Ali Trust has the right to receive an additional 5% membership interest in G.O.A.T. LLC effective as of the end of the calendar year in which the total compound internal rate of return to the Company on its initial $50 million investment equals or exceeds (i) 30%  on a cumulative basis during the five (5) year period beginning on the date hereof or (ii) 25% on a cumulative basis for any period commencing on the date hereof and ending at any time after the fifth anniversary hereof. The Ali Trust also has the right to require the Company to purchase all or a portion of its remaining ownership interest in the Ali Business beginning on the fifth anniversary of the GOAT Acquisition at a price based on the then current fair market value of the Ali Business.

This transaction is a continuation of CKX’s mission to partner with iconic content and to use its resources to preserve, protect and grow this content. Muhammad Ali is widely recognized as the greatest athlete of the twentieth century and ambassador to the World. Over forty years after he burst onto the scene as a gold-medal winner at the 1960 Rome Olympics Mr. Ali remains one of the world’s most recognized figures, known and loved around the globe. Muhammad Ali has been named the “Athlete of the Century” by USA Today and Sports Illustrated and he continues to receive praise for his contribution to sports. Muhammad Ali was also named the BBC’s “Sports Personality of the Century,” and the World Sports Award’s “World Sportsman of the Century.”

Championing the causes of the developing world has become a major focus of Muhammad Ali’s life. He has been a relentless advocate for people in need, supporting relief and development initiatives and hand-delivering food and medial supplies to hospitals and orphanages in Africa and Asia. In addition to his international efforts, Muhammad Ali is equally devoted to helping charities at home. Muhammad Ali has been the recipient of countless awards for his humanitarian efforts. In addition to being honored by Amnesty International with their “Lifetime Achievement Award,” the Secretary-General of the United Nations appointed him “United Nations Messenger of Peace.”  Muhammad Ali was named the “International Ambassador of Jubilee 2000,” a global organization dedicated to relieving debt in developing nations, cited as “Mr. International Friendship” by former President Jimmy Carter and, in November 2005, he was honored with the Presidential Medal of Freedom Award.

The foregoing descriptions of the GOAT Acquisition does not purport to be a complete statement of the parties’ rights under the relevant agreements and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of each of which the Company intends to file as an exhibit to its next Quarterly Report on Form 10-Q.  A copy of the press release announcing the GOAT Acquisition is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01: Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired:  In accordance with Item 9.01(a) of Form 8-K, the financial statements required pursuant to Regulation S-X will be filed by amendment to this Form 8-K not later than seventy-one calendar days after the date that this Form 8-K with respect to Item 2.01 above must be filed with the Securities and Exchange Commission.

(b)           Pro Forma Financial Information:  In accordance with Item 9.01(b) of Form 8-K, the pro forma financial information required pursuant to Regulation S-X will be filed by amendment to this Form 8-K not later than seventy-one calendar days after the date that this Form 8-K with respect to Item 2.01 above must be filed with the Securities and Exchange Commission.

(c)           The following Exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release issued by the Company dated April 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CKX, INC.

	BY:	/s/ Thomas P. Benson
	Name:	Thomas P. Benson
	Title:	Chief Financial Officer
and Executive Vice
President

DATE: April 10, 2006

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by the Company dated April 11, 2006